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                                                                   EXHIBIT 10.18

                              McKESSON CORPORATION
                            LONG-TERM INCENTIVE PLAN

                (As Amended and Restated Effective July 31, 2002)

1.       NAME AND PURPOSE.

The name of this plan is the McKesson Corporation Long-Term Incentive Plan (the "Plan"). Its purpose is to advance and promote the interests of the stockholders of McKesson Corporation, a Delaware corporation (the "Company") by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing competitive compensation for those who contribute most to the operating progress and earning power of the Company, its subsidiaries and affiliates.

2.       ADMINISTRATION OF THE PLAN.

The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Company to be appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee shall be eligible to receive benefits under the Plan. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all employees who participate in the Plan (the "Participants") and other interested parties.

3.       ELIGIBILITY.

Participation in the Plan shall be limited to those full-time, salaried key officers and/OR other employees of the Company, its subsidiaries and affiliates who are selected from time to time by the Committee. Participants in the Plan are also eligible to participate in any incentive plan of the Company.

4.       CALCULATION OF AWARDS.

Awards under the Plan shall be made in the sole discretion of the Committee. After the close of the period for which an award may be made (a "Performance Period"), the Committee shall determine the dollar amount of the award to be made to each Participant whom the Committee has selected to be an award recipient for that Performance Period; provided, however, that the award amount for any individual who is a "covered employee" (as defined in regulations adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company on the last day of a Performance Period (the "Specified Officers") shall be subject to the following limitations:

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         (a)      5% of the Company's aggregate "Annual Income" for the
Performance Period shall be set aside for awards to the Specified Officers. For this purpose, "Annual Income" shall mean reported net income before special items.

         (b) The maximum awards to the following Specified Officers shall equal the indicated percentage of the aggregate fund set forth in (a) above, determined pursuant to the following schedule:

                       Officer                                   Percentage
                       -------                                   ----------
Chief executive officer                                            40%
The four highest compensated officers (other than the CEO)         15% each

                                          Total                   100%

         (c) The Committee in its sole discretion may reduce the award otherwise payable to any Specified Officer as determined above, but in no event may any such reduction result in an increase of the award payable to any other Participant, including but not limited to any other Specified Officer.

5.       PAYMENT OF AWARDS.

All awards to Participants pursuant to the Plan shall be paid in cash, provided, however, that, at the Participant's election, receipt of all or part of an award may be deferred under the terms of the Company's Deferred Compensation Administration Plan II in the manner prescribed by regulations established by the Committee.

A Participant shall have no right to receive payment of any award under the Plan unless he or she has satisfied regulations prescribed by the Committee at the time of making the award and the Committee has determined that the performance objectives applicable to such award, if any, have been achieved.

Any other provision of the Plan to the contrary notwithstanding, if the Committee determines that a Participant has engaged in any of the actions described in (c) below, the consequences set forth in (a) and (b) below shall result:

         (a) Any outstanding award shall be forfeited immediately and automatically and shall not be payable to the Participant under any circumstances.

         (b) If the Participant received payment of an award within six months prior to the date that the Company discovered that the Participant engaged in any action described in (c) below the Participant, upon written notice from the Company, shall immediately repay to the Company in cash the amount of such award (including any amounts withheld pursuant to Paragraph 8).

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         (c)      The consequences described in (a) and (b) shall apply if the
Participant, either before or after termination of employment with the Company or one of its subsidiaries or affiliates:

                  (i) discloses to others, or takes or uses for his or her own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company or any of its subsidiaries or affiliates and obtained by the Participant during the term of his or her employment, whether or not they are the Participant's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Participant knows or has reason to know that the Company or its subsidiaries or affiliates intends or expects secrecy to be maintained;

                  (ii) fails to promptly return all documents and other tangible items belonging to the Company or any of its subsidiaries or affiliates in the Participant's possession or control, including all complete or partial copies recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

                  (iii)    fails to provide the Company with at least thirty
(30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company or any of its subsidiaries or affiliates. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company or any of its subsidiaries or affiliates at the time of the termination of the Participant's employment with the Company or any of its subsidiaries or affiliates;

                  (iv) fails to inform any new employer, before accepting employment, of the terms of this paragraph 5 an of the Participant's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company or any of its subsidiaries or affiliates and obtained by the Participant during the term of his or her employment with the Company or any of its subsidiaries or affiliates;

                  (v) induces or attempts to induce, directly or indirectly, any of the customers of the Company or its subsidiaries or affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or any of its subsidiaries or affiliates, or to breach any contract with the Company or any of its subsidiaries or affiliates, in order to work with or for, or enter into a contract with the Participant or any third party;

                  (vi) engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or any of its subsidiaries or affiliates; OR

                  (vii) Directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with the Company or its affiliates, at any time during the twelve months following termination of employment with the Company.

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The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in (i) through (vii) above, and its determination shall be conclusive and binding on all interested persons.

Any provision of this paragraph 5 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this paragraph 5.

6.       CHANGE IN CONTROL.

The statement of terms and conditions adopted pursuant to the Plan shall prescribe rules for the acceleration of awards in the event of a "Change in Control" of the Company. For this purpose, a Change in Control shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

         (a) Any "person" (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), excluding the Company or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, and underwriter temporarily holding securities pursuant to an offer of such securities or a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities; or

         (b) During any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (c) The stockholders of the Company approve a merger or consolidation of the Company with another company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merge or consolidation, or (ii) a merger or consolidation effected to implement a

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recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

         (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

7.       TRANSFERABILITY.

Awards made pursuant to the Plan are not transferable or assignable by the Participant other than by will or the laws of descent and distribution, and payment thereunder during the Participant's lifetime shall be made only to the Participant or to the guardian or legal representative of the Participant. Payments which are due to a deceased Participant pursuant to the Plan shall be paid to the person or persons to whom such right to payment shall have been transferred by will or the laws of descent and distribution.

8.       WITHHOLDING TAXES.

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

9.       FUNDING.

No provision of the Plan, or regulations adopted hereunder, shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made.

10.      AMENDMENT.

The Plan may be amended or revised by the Board of Directors of the Company at any time and for any reason.

11.      TERMINATION.

The Plan may be terminated at any time and for any reason by resolution of the Board of Directors of the Company by the affirmative vote of a majority of the directors in office; provided, however, that such termination shall not affect any incentive award which shall have been granted prior to such termination.

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12.      GOVERNING LAW.

The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the laws of the State of California to the extent the latter is not preempted by ERISA.

13.      NOTICES.

All notices under this Plan shall be sent in writing to the Secretary of the Company. All correspondence to a Participant shall be sent in writing to the Participant at the address which is his or her recorded address as listed on the most recent election form or as specified in the Company's records.

14.      SEVERABILITY.

If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.

15.      SUCCESSOR OF THE COMPANY.

This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

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